UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report:	November 12, 2004
Date of Earliest Event Reported:	November 11, 2004

OFFICEMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Pierce Road Itasca, Illinois		60143
(Address of principal executive offices)		(Zip Code)

(630) 773-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On November 1, 2004, we granted a performance based restricted stock unit award to Brian P. Anderson pursuant to the company’s 2003 Boise Incentive and Performance Plan, which we previously filed with our 2003 Report on Form 10-K.  The award consists of 45,000 restricted stock units, at no cost to Mr. Anderson.  The award is subject to a three-year restriction period and performance goals based on return on net assets.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective November 11, 2004, Theodore Crumley resigned as the company’s chief financial officer.  Mr. Crumley will continue to provide transition services to the company until his retirement later this year.

Effective November 11, 2004, the following individual became a principal officer of OfficeMax Incorporated:

Brian P. Anderson, age 54, was elected chief financial officer.  Mr. Anderson joined the company on November 1, 2004, as executive vice president of finance.  Mr. Anderson most recently served as senior vice president and chief financial officer of Baxter International, Inc., from 1998 to 2004.  Prior to joining Baxter International, he was an audit partner with Deloitte & Touche.  Mr. Anderson is a member of the board of directors of W.W. Grainger Inc. where he chairs the board’s audit committee.  Mr. Anderson is neither related to any other director or executive officer of the company nor does he have relationships or transactions with the company outside the context of his employment.

Item 7.01               Regulation FD Disclosure.

On November 11, 2004, the company announced Brian P. Anderson’s election as chief financial officer.  For further information, please refer to the company’s news release, which is furnished with this Form 8-K as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(c)   Exhibits.

Exhibit 99.1	OfficeMax Incorporated News Release dated November 11, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICEMAX INCORPORATED

	By	/s/ Matthew R. Broad
Matthew R. Broad Executive Vice President, General Counsel
Date: November 12, 2004

EXHIBIT INDEX

Number	Description

99.1	OfficeMax Incorporated News Release dated November 11, 2004